UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2019

REGEN BIOPHARMA, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	45-5192997
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Commission File No. 333-191725

4700 Spring Street, St 304, La Mesa, California 91942

(Address of Principal Executive Offices)

(619) 702 1404

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events

On February 13, 2019 KCL Therapeutics, Inc. (“KCL”) issued Five Million of its common shares to Dr. Harry Lander pursuant to a consulting agreement entered into on January 23, 2019 whereby Dr. Lander agreed to provide services as KCL’s Senior Scientific Consultant.  Pursuant to the Agreement, Dr. Lander will assist KCL with its development of therapies involving checkpoint NR2F6 therapies.

On February 13, 2019 KCL issued Five Million of its common shares to David Koos, Chief Executive Officer and Chairman of the Board of Directors of Regen Biopharma, Inc., as consideration for serving as Chief Executive Officer of KCL.

On February 13, 2019 KCL issued Five Million of its common shares to Todd Caven, Chief Financial Officer of Regen Biopharma, Inc., as consideration for serving as Chief Financial Officer of KCL.

Prior to the abovementioned share issuances, KCL was a wholly owned subsidiary of Regen Biopharma, Inc. (“Regen”). Subsequent to the issuances, Regen’s percentage of ownership of KCL is 82.35%.

Item 9.01 Exhibits.

Exhibit No.	Description of Exhibit
10.1*	CONSULTING AGREEMENT HARRY LANDER

* incorporated by reference to Exhibit 10.1 of Regen’s Current Report on Form 8-K filed 1/25/2019

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGEN BIOPHARMA, INC.

Dated: February 15, 2019	By: /s/ David Koos
David Koos
Chief Executive Officer

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